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                                                                    Exhibit 3.18

                                   NACAL, INC.

                                     BY-LAWS

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      Article I - OFFICES. - Paragraph 1 - The principal office shall be in
[ILLEGIBLE] Los Angeles, State of California.

                  Paragraph 1 - The corporation also may have [ILLEGIBLE] other places as the Board of Directors may from time to time [ILLEGIBLE] or the business of the corporation may require.

      Article II - SHAREHOLDERS MEETINGS - Paragraph 1 - Meetings of the shareholders may be held at such places as may be from time to time designated by the Board of Directors and either within or without the State of California.

                  Paragraph 2 - An annual meeting of the shareholders shall be held on the 1st Sat. in April in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at 9:30 A.M., for the election of a Board of Directors and the transaction of such other business as may properly be brought before the meeting. When the annual meeting is not held, or the directors are not elected thereat, a special meeting may be called and held for that purpose.

                  Paragraph 3 - A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by the secretary, assistant secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, at such address as appears upon the records of the corporation, at least ten days before the date of the meeting. Notice of any shareholder meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting in person or by proxy, shall
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constitute a waiver of notice of such meeting.

                  Paragraph 4 - At least five days before every election of directors, a complete list of the shareholders entitled to vote at said election, arranged in alphabetical order, with the address and the number of voting shares held by each, shall be prepared by the secretary, [ILLEGIBLE] placed on file at the principal office of the corporation, subject to inspection by any shareholder, such list shall be produced and kept open at the time and place of election subject to the inspection of any shareholder during the holding of such election.

                  Paragraph 5 - Special meetings of the shareholders may be called by the president or first vice-president, or by the Board of Directors, or by any shareholders holding not less than a majority of all of the shares outstanding and entitled to vote on the business proposed to be transacted thereat.

                  Paragraph 6 - Business transacted at all special meetings shall be confined to the objects stated in the call.

                  Paragraph 7 - The holders of a majority of the shares issued and outstanding and entitled by the Articles of Incorporation to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum that all meetings for the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented,
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any business may be transacted which might have been transacted at the meeting as originally notified.

                  Paragraph 8 - At any meeting of the shareholders, every shareholder entitled by the Articles of Incorporation to vote thereat, shall be entitled to vote in person, or by proxy executed in writing by the shareholder or by duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of its execution, unless a longer time has expressly provided therein, which time shall in no case exceed seven years from the date of its execution. Each shareholder shall have one vote for each share of stock entitled by the Articles of Incorporation to vote, registered in his name on the books of the corporation, and except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its shareholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within ten days next preceeding such election of directors.

      Article III - CONSOLIDATION FOR SHARES - Paragraph 1 - Shares of capital stock may be sold by the corporation for such an amount of consideration as shall from time to time be fixed by the Board of Directors.

      Article IV - DIRECTORS - Paragraph 1 - The number of directors [ILLEGIBLE] constitute the entire board shall be 13. They shall be elected at the annual meeting of shareholders of the corporation, and each director shall be elected to serve until his successor shall be elected and qualified; provided, however, that the number of directors may be changed by appropriate amendment to the by-laws.(1)

                  Paragraph 2 - The directors may hold their meeting and keep the books of the corporation, except such as are required by statute to be kept in California, outside of California, at such other places as they may from time to time determine.
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                  Paragraph 3 - Any vacancy occurring in the Board of Directors caused by death, resignation, increase in number of directors, or otherwise, shall be filled by a majority vote of the remaining members of the Board, until the next annual meeting of the shareholders.

                  Paragraph 4 - The business of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and to all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

      Article V - MEETINGS OF THE BOARD - Paragraph 1 - The first [ILLEGIBLE] elected board shall follow immediately after adjournment [ILLEGIBLE] shareholders meeting, and be held in the city or town, be it within or without the State of California, where said shareholders meeting occurred, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all such directors.

                  Paragraph 2 - Except for the meetings described in Article V, Paragraph 1, above, the directors shall meet upon call of the president or executive committee, or a majority of the directors.

                  Paragraph 3 - At all meetings of the Board, the presence of a majority of the whole Board of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business except the filling of vacancies, and the act of a majority of the directors present at any meeting at which a quorum is present, shall be the act of the Board of Directors, except as may be otherwise specified by statute or by the Articles of Incorporation or by these By-Laws.
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      Article VI - EXECUTIVE COMMITTEE - Paragraph 1 - An Executive Committee
consisting of four members of the Board of Directors may be elected annually by the Directors, which Committee shall exercise all the authority of the Board of Directors and the management of the corporation, provided, however, that said Executive Committee shall exercise the authority herein prescribed only during the intervals between duly called meetings of the Directors.

                  Paragraph 2 - The Executive Committee shall keep a careful record of all proceedings conducted by it, a copy of which shall be sent to each director as soon as practicable after any meeting or meetings of said Committee, which record shall be written into, and made a part of, the minute book of this company.

      Article VII - NOTICES - Paragraph 1 - Whenever under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, by depositing the same in a post office or letterbox, in a postpaid-sealed wraper, addressed to such director at such address as appears on the books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed. Whenever any notice is required to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the same stated therein shall be deemed equivalent thereto. Attendance at any meeting of directors in person, shall constitute a waiver of notice of such meeting.

      Article VIII - OFFICERS - Paragraph 1 - The Board of Directors, at its first meeting after each annual meeting of shareholders, shall choose from its own number a president, a first vice-president, a secretary and a treasurer, and said Board may, from time to time, choose additional vice-presidents,
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assistant secretaries, assistant treasurers, who need not be a member the Board.
Any two of the officers herein provided for, excepting the president, the first vice-president, the secretary and treasurer, may be held by the same person.

                  Paragraph 2 - The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall have such authority and shall perform such duties as from time to time may be determined by resolution of the Board.

                  Paragraph 3 - The salary of the president of the corporation shall be fixed by the Board of Directors.

                  Paragraph 4 - The officers of the corporation shall hold office until their successors are chosen and qualified for their stead. Any officer appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

      Article IX - THE PRESIDENT - Paragraph 1 - The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the shareholders and directors, shall be ex officio a member of all committees appointed or elected by the Board of Directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board are carried into effect.

      Article X - VICE-PRESIDENT - Paragraph 1 - The first vice-president shall, in the absence of disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the Board of Directors shall prescribe.

      Article XI - Secretary - Paragraph 1 - The secretary shall attend all sessions of the Board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose,
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[ILLEGIBLE] perform like duties for the Executive Committee, when [ILLEGIBLE]
give, or cause to be given, notice of all meetings of [ILLEGIBLE] and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be.

      Article XII - ASSISTANT SECRETARIES - Paragraph 1 - The assistant secretaries, in order of their seniority, shall perform all the duties and exercise all the powers of the secretary, in the absence of disability of the secretary, and shall perform such other duties as the Board of Directors may require.

      Article XIII - TREASURER - Paragraph 1 - The treasurer shall have the custody of the corporate's funds and securities and shall keep full and accurate accounts of receipts and dispersements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors.

                  Paragraph 2 - He shall disperse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such dispersements and shall render to the president and directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as treasurer and of the financial condition of the corporation.

                  Paragraph 3 - If required by the Board of Directors, he shall give the corporation a bond, in such sum and with such surety or surities as shall be satisfactorily to the Board of Directors for the faithful performance of the duties of his office, and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession
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or under his control belonging to the corporation.

      Article XIV - ASSISTANT TREASURERS - Paragraph 1 - The assistant treasurers, in the order of their seniority, shall perform all the duties and exercise all the powers of the treasurer, during his absence or disability, and they shall perform such other duties as the Board of Directors may require.

      Article XV - CERTIFICATES OF STOCK - Paragraph 1 - The certificates of stock of the corporation shall be numbered and registered as they are issued. Every certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid and are non-assessible, and shall be signed by the president or vice-president and the secretary or an assistant secretary of the corporation. Where any certificate is also signed by a transfer agent and a registrar, the signature of any such officers may be facsimiles.

      Article XVI - TRANSFER OF STOCKS - Paragraph 1 - Transfers of shares may be made only upon the books of the corporation by the holder named in certificate therefor, or by his attorney duly constituted in writing, and upon surrender of such certificate properly endorsed by such holder; or by the secretary when so authorized by the Board of Directors with or without the surrender of such certificate.

      Article XVII - CLOSING OF TRANSFER BOOKS OR FIXING RECORD DATE - Paragraph 1 - The Board of Directors may close the transfer books of the corporation in his discretion for a period not exceeding 30 days preceding any meeting, annual or special, of the shareholders. In lieu of closing the stock transfer books, as aforesaid, before any shareholders meeting, the Board of Directors may fix in advance the date, not exceeding 30 days preceding the date of any shareholders
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meeting as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and only shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting.

      Article XVIII - REGISTERED SHAREHOLDERS - Paragraph 1 - The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.

      Article XIX - LOST CERTIFICATE - Paragraph 1 - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, and acquire the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

      Article XX - CHECKS - Paragraph 1 - All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

      Article XXI - FISCAL YEAR - Paragraph 1 - The fiscal year shall begin on the first day of January in each year.
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      Article XXII - SEAL - Paragraph 1 - This corporation shall have a corporate seal which shall be as follows: A circular disk, on the outer margin of which shall appear the corporate name and state of incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper, and shall be in charge of the secretary.

      Article XIII - BY-LAWS - Paragraph 1 - These By-Laws may be altered or amended, or repealed at any regular meeting of the shareholders, or at any special meeting of the shareholders, if notice of the proposed alteration or amendment or repeal to be contained in the notice of such special meeting by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of the majority of the entire Board of Directors while assembled at a duly called meeting, provided that notice of the proposed alteration or amendment or repealed be contained in a notice which has been mailed to each of the directors at least ten days before the meeting at which said proposal is to acted upon.